UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

STEWARDSHIP FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-33377	22-3351447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Godwin Avenue, Midland Park, NJ	07432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-7100

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2009, as part of the U.S. Department of the Treasury’s (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Stewardship Financial Corporation (the “Company”) entered into a Letter Agreement (the “Letter Agreement”), which incorporated the terms of a Securities Purchase Agreement – Standard Terms (the Letter Agreement and the Securities Purchase Agreement - Standard Terms, including the schedules and annexes thereto, are referred to as the “Agreement”), with the Treasury, pursuant to which the Company agreed to issue and sell, and the Treasury agreed to purchase, (i) 10,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a ten-year warrant to purchase up to 127,119 shares of the Company’s common stock, no par value (the “Common Stock”), at an exercise price of $11.80 per share (the “Warrant”), for an aggregate purchase price of $10 million in cash.  The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Series A Preferred Shares will pay cumulative dividends at the rate of 5% per annum for the first five years and 9% per annum thereafter.  The Series A Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  Subject to the approval of the Board of Governors of the Federal Reserve System, the Series A Preferred Shares are redeemable, in whole or in part, at the option of the Company at 100% of their liquidation preference plus accrued and unpaid dividends, after February 15, 2012.  Prior to this date, the Company may redeem the Series A Preferred Shares only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Agreement) in excess of $2.5 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  The Agreement defines “Qualified Equity Offering” as the sale and issuance for cash by the Company after the Closing Date of shares of perpetual preferred stock or common stock, or a combination thereof, that, in each case, qualify as Tier I capital of the Company under the capital guidelines of the Company’s federal banking agency.

The Series A Preferred Shares will be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Series A Preferred Shares, (ii) any amendment to the rights of Series A Preferred Shares or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Series A Preferred Shares.  In the event that dividends on the Series A Preferred Shares are not paid in full for six dividend periods, whether or not consecutive, the Series A Preferred Shares will have the right to elect two directors to the Company’s Board of Directors which right will cease when full dividends have been paid for four consecutive dividend periods.

The Warrant is immediately exercisable.  In the event that the Company completes one or more Qualified Equity Offerings on or prior to December 21, 2009 that result in the Company receiving aggregate gross proceeds of not less than $10 million, the number of shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half.  Unless both the holder and the Company agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 127,119 shares of Common Stock being issued).  Pursuant to the Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.  The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of the 127,119 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $10 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.

The issuance and sale of these securities were effected in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Agreement contains limitations on the payment of dividends on the Common Stock (including with respect to the payment of cash dividends in excess of $0.095 per share, which was the amount of the last regular dividend declared by the Company) and on the Company’s ability to repurchase its Common Stock and repurchase or redeem its trust preferred securities. Additionally, the Agreement subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”).  Specifically, the Company agreed that it would take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined below) comply with Section 111(b) of EESA and, as a condition to the closing of the transaction, each of Paul Van Ostenbridge, Claire M. Chadwick, Julie E. Holland and Robert C. Vliet, the Company’s Senior Executive Officers (as defined in the Agreement) (the “Senior Executive Officers”), executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the EESA and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.  The form of the waiver is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the execution thereof.

Copies of the Agreement, the form of Certificate for the Series A Preferred Shares, the form of Warrant, the Certificate of Amendment to the Restated Certificate of Incorporation establishing the terms of the Series A Preferred Shares, the form of Waiver executed by the Senior Executive Officers and the press release announcing the completion of the transactions described above are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Pursuant to the terms of the Agreement, the Company’s ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Common Stock and any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Shares as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company will be subject to restrictions without the prior approval of the Treasury.  These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Shares and (b) the date on which the Series A Preferred Shares have been redeemed in whole or the Treasury has transferred all of the Series A Preferred Shares to third parties.

In addition, pursuant to the Certificate of Amendment, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock and any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Shares as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Shares.  These restrictions are set forth in the Certificate of Amendment described in Item 5.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2009, the Company filed with the State of New Jersey a Certificate of Amendment to the Restated Certificate of Incorporation establishing the terms of the Series A Preferred Shares. The Certificate of Amendment is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On January 30, 2009, the Company issued a press release announcing the Treasury’s  $10 million investment under the Capital Purchase Program. The press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

3.1	Certificate of Amendment establishing the terms of the Series A Preferred Stock

4.1	Form of Certificate for the Series A Preferred Shares

4.2	Warrant to Purchase up to 127,119 Shares of Common Stock

10.1	Letter Agreement, dated January 30, 2009, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the Treasury

10.2	Form of Waiver, executed by each of Paul Van Ostenbridge, Claire M. Chadwick, Julie E. Holland and Robert C. Vliet

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWARDSHIP FINANCIAL CORPORATION

Date: February 4, 2009	By:	/s/ Claire M. Chadwick
Claire M. Chadwick
Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Description

3.1	Certificate of Amendment establishing the terms of the Series A Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant to Purchase up to 127,119 Shares of Common Stock

10.1	Letter Agreement, dated January 30, 2009, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the Treasury

10.2	Form of Waiver, executed by each of Paul Van Ostenbridge, Claire M. Chadwick, Julie E. Holland and Robert C. Vliet

99.1	Press Release